UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 12, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code:	212-809-3542

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

In a current report on Form 8-K filed on September 8, 2006 (the “September 8, 2006 8-K”), NYFIX, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Warburg Pincus Private Equity IX, L.P. (the “Investor”) on September 4, 2006. As more fully described under Item 1.01 of the September 8, 2006 8-K, pursuant to the terms of the Purchase Agreement, the Investor agreed to acquire shares of Series B Voting Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred”), and a warrant (the “Warrant”) to purchase shares of common stock of the Company. On October 13, 2006, the Company announced that the closing of the transactions contemplated by the Purchase Agreement had occurred on October 12, 2006. The text of the press release issued by NYFIX, Inc. is furnished as Exhibit 99.1.

Warrant

Under the terms of the Purchase Agreement, on October 12, 2006, the Company issued to the Investor a Warrant to purchase 2,250,000 shares of common stock at an exercise price of $7.75. As described under Item 1.01 of the September 8, 2006 8-K, the Warrant is exercisable at the option of the Investor, in whole or in part, at any time and from time to time prior to the tenth anniversary of the closing of the transaction. The exercise price is subject to adjustment upon certain events, including stock splits or combinations, stock dividends, rights distributions and similar events. The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant attached hereto as Exhibit 10.1 and incorporated by reference herein.

Registration Rights Agreement

In connection with the closing of the transactions contemplated by the Purchase Agreement, on October 12, 2006, the Company entered into a Registration Rights Agreement with the Investor. As described under Item 1.01 of the September 8, 2006 8-K, the Registration Rights Agreement grants to the Investor, beginning on the first anniversary of the closing date, the right to two demand registrations, unlimited piggyback registrations and three S-3 shelf registrations for any shares of common stock of the Company held by the Investor, subject to certain conditions. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Director Indemnification Agreements

In addition, on October 12, 2006, the Company entered into indemnification agreements (“the Indemnification Agreements”) with the following newly appointed directors of the Company: Cary Davis and William Janeway. The Indemnification Agreements contain provisions which may require the Company, among other things, to indemnify Mr. Davis and Mr. Janeway against a number of liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of proceedings against them as to which they could be indemnified. The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the Indemnification Agreements, a copy of which are attached hereto as Exhibits 10.3 and 10.4 and incorporated by reference herein.

Item 3.02.    Unregistered Sales of Securities.

On October 12, 2006, pursuant to the terms of the Purchase Agreement, the Company issued 1,500,000 shares of Series B Preferred for an aggregate purchase price of $75,000,000, or $50 per share, in cash, and the Warrant to purchase 2,250,000 shares of common stock at an exercise price of $7.75. The Company paid placement fees of $4,500,000, and other transaction related expenses of $1.2 million, in connection with such transaction. As reported in Item 3.02 of the September 8, 2006 8-K, the shares of Series B Preferred and the Warrant were issued in a private placement under Rule 506 of Regulation D of the Securities Ac of 1933, as amended.

As reported in Item 1.01 of the September 8, 2006 8-K, each share of Series B Preferred is convertible, at the option of the holder, in whole or in part, at any time and from time to time, initially into 10 shares of common stock, at an initial conversion price of $5 per share. The conversion price is subject to adjustment upon certain events, including stock splits or combinations, stock dividends, rights distributions and similar events, and adjustments for anti-dilution protection for certain issuances below the conversion price. This description of the conversion rights of the Series B Preferred is qualified in its entirety by reference to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Voting Convertible Preferred Stock and Series C Non-Voting Convertible Preferred Stock of the Company (the “Certificate of Designations”) attached hereto as Exhibit 3.2 and incorporated by reference herein.

The terms and conditions of the exercise of the Warrant are described in Item 1.01 of this report, which description is qualified in its entirety by reference to the Warrant attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.03.    Material Modifications to Rights of Security Holders.

On October 12, 2006, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations. As a result of certain rights and preferences of the Series B Preferred set forth in the Certificate of Designations, the rights of the holders of the Company’s common stock have been qualified in certain respects. The Series B Preferred has certain dividend, voting, liquidation and conversion rights more fully described under Item 1.01 of the September 8, 2006 8-K, which description is incorporated by reference herein. Such description is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 3.2 and incorporated by reference herein. In addition, because of the convertible nature of the Series B Preferred, holders of the Company’s common stock may have their respective ownership interests diluted should the Series B Preferred be converted into shares of common stock. The conversion rights associated with the Series B Preferred are more fully described under Item 3.02 of this report and in the Certificate of Designations.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	not applicable

(b)	not applicable

(c)	not applicable

(d)    On October 13, 2006, the Company announced that its Board of Directors had increased the number of directors from eight to ten and appointed three new directors: William Janeway, Cary Davis and P. Howard Edelstein, effective October 12, 2006. Messrs. Janeway and Davis were appointed to the Company’s Board as contemplated by the Purchase Agreement. The appointment of Mr. Edelstein to the Board is required by the terms of the Employment Agreement (the “Employment Agreement”), dated as of September 4, 2006, between the Company and Howard Edelstein, which agreement is an exhibit to the September 8, 2006 8-K. As previously reported in the September 8, 2006 8-K, the Employment Agreement was entered into in connection with the Company’s appointment of Mr. Edelstein as its Chief Executive Officer effective September 5, 2006.

None of these three directors has been appointed to any Board committees. The Certificate of Designations in section 6(b) provides that in the event the Board establishes any committee thereof, including, without limitation, a Compensation Committee or an Audit Committee, at least one of Mr. Janeway and Mr. Davis “shall have the right, but not the obligation, to be a member of each such committee, unless prohibited by law or applicable rules of any stock exchange on which the Common Stock is listed, excluding any committee formed to consider a transaction between Warburg Pincus and the Company.”

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2006, the Board of Directors of the Company voted to amend Section 3 of Article III of the Company’s Amended Bylaws, which governs the number of directors constituting the entire Board of Directors of the Company.

The Board of Directors amended Section 3 of Article III of the Company’s Amended Bylaws to increase the number of directors from eight to ten, as of the closing of the Purchase Agreement. The Board of Directors amended Section 3 of Article III of the Amended Bylaws of the Company in its entirety, as set forth below:

“Section 3. Number. The number of Directors constituting the entire Board of Directors will be the number, not less than two nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies; provided, however, that no decrease shall shorten the term of an incumbent director, and provided further that if all the shares of the Corporation are owned beneficially and of record by fewer than two stockholders, the number of directors may be less than two but not less than the number of stockholders. Unless otherwise fixed by the directors, the number of directors constituting the entire Board shall be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation.”

Prior to the amendment, Section 3 of Article III of the Company’s Amended Bylaws read as follows:

“Section 3. Number. The number of Directors constituting the entire Board of Directors will be the number, not less than two nor more than eight, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies; provided, however, that no decrease shall shorten the term of an incumbent director, and provided further that if all the shares of the Corporation are owned beneficially and of record by fewer than two stockholders, the number of directors may be less than two but not less than the number of stockholders. Unless otherwise fixed by the directors, the number of directors constituting the entire Board shall be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation.”

A copy of the Amended Bylaws of the Company is filed as Exhibit 3.1 hereto.

In connection with the issuance of the Series B Preferred, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware on October 12, 2006. Pursuant to the Certificate of Designations, the Company designated 1,500,000 shares of authorized preferred stock as Series B Voting Convertible Preferred Stock and 500,000 shares of authorized preferred stock as Series C Non-Voting Convertible Preferred Stock. Upon filing, the Certificate of Designations became a part of the Company’s Amended and Restated Certificate of Incorporation. The Certificate of Designations sets forth the voting powers, designation, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock. The rights of the holders of the Series B Preferred Stock are described under Item 1.01 of the September 8, 2006 8-K, which description is incorporated by reference herein. The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Amended Bylaws of NYFIX, Inc.
3.2	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Voting Convertible Preferred Stock and Series C Non-Voting Convertible Preferred Stock of NYFIX, Inc.
10.1	Warrant, dated October 12, 2006, issued by the Company to Warburg Pincus Private Equity IX, L.P.
10.2	Registration Rights Agreement, dated October 12, 2006, between the Company and Warburg Pincus Private Equity IX, L.P.
10.3	Indemnification Agreement, dated October 12, 2006, between the Company and Cary Davis

10.4	Indemnification Agreement, dated October 12, 2006, between the Company and William Janeway
99.1	Press Release of NYFIX, Inc., dated October 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.
By:	/s/ Brian Bellardo
Name: Brian Bellardo
Title: Secretary

Dated:  October 18, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended Bylaws of NYFIX, Inc.
3.2	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Voting Convertible Preferred Stock and Series C Non-Voting Convertible Preferred Stock of NYFIX, Inc.
10.1	Warrant, dated October 12, 2006, issued by the Company to Warburg Pincus Private Equity IX, L.P.
10.2	Registration Rights Agreement, dated October 12, 2006, between the Company and Warburg Pincus Private Equity IX, L.P.
10.3	Indemnification Agreement, dated October 12, 2006, between the Company and Cary Davis
10.4	Indemnification Agreement, dated October 12, 2006, between the Company and William Janeway
99.1	Press Release of NYFIX, Inc., dated October 13, 2006